Execution Copy

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December __, 2007, by and among T3 Motion, Inc., a Delaware corporation (the “Company”), and Immersive Media Corp., an Alberta, Canada corporation (the “Purchaser”).

RECITALS

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.

B.           The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) 1,851,852 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), at $1.62 per share, for an aggregate purchase price of $3,000,000; (ii) $2,000,000 in principal amount of 12% Promissory Note, in substantially the form attached hereto as Exhibit A (the “Note”) and (ii) warrants in substantially the form attached hereto as Exhibit B (the “Warrant”), to acquire up to 697,639 additional shares of common stock at an exercise price of $1.081 per share (as exercised, collectively, the “Warrant Shares”).

C.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Investor Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), pursuant to which the Company will provide certain registration rights with respect to the Registrable Securities (as defined in the Investor Rights Agreement) under the 1933 Act and the rules and regulations, promulgated thereunder and applicable state securities laws.

D.           The Note, the Common Shares, the Warrant and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.      PURCHASE AND SALE OF SECURITIES.

(a)           Purchase of Securities.

(i)           Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date (as defined below), (A) the Note, (B) the Common Shares and (C) Warrant (the “Closing”).

(ii)           The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Pacific Time, on the date hereof (or such later date as is mutually agreed to by the Company and the Purchaser) after notification of satisfaction (or waiver) of the conditions to the

SECURITIES PURCHASE AGREEMENT

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Closing set forth in Sections 5 and 6 below, at the offices of Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024

(iii)           The aggregate purchase price to be paid by Purchaser for the Common Shares shall be $3,000,000 and $2,000,000 for the Note and the Warrant, respectively (the “Purchase Price”). The Purchaser shall pay $1.00 for each $1.00 of principal amount of Note and related Warrant to be purchased by the Purchaser at the Closing.

(b)           Form of Payment.  On the Closing Date, (i) the Purchaser shall pay the Purchase Price to the Company for the Common Shares, Note and the Warrant to be issued and sold to the Purchaser at the Closing by wire transfer of immediately available funds.

(c)           Delivery of Securities.  On the Closing Date, the Company shall deliver to Purchaser certificates representing the Note, Common Shares and Warrant.  “Business Day” shall mean any day other than Saturday, Sunday and any day that banks in California and Calgary, Alberta are closed.

(d)           In this Agreement (including all Exhibits hereto), all references to “$” or “dollars” are to United States dollars.

2.      PURCHASER’S REPRESENTATIONS AND WARRANTIES.

The Purchaser hereby represents and warrants to the Company that:

(a)           No Public Sale or Distribution.  The Purchaser is (i) acquiring the Common Shares, Note and the Warrant and (ii) upon the exercise of the Warrant will acquire the Warrant Shares issuable upon exercise of the Warrant, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, or a registration statement or an exemption under the 1933 Act.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any “Person” to distribute any of the Securities.  For purposes of this Agreement, a “Person” is any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or any department or agency thereof.

(b)           Accredited Investor Status; No General Solicitation.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  The definition of “accredited investor” is annexed hereto as Exhibit D.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or to the Purchaser’s knowledge, any general solicitation or advertisement.

SECURITIES PURCHASE AGREEMENT

(c)           Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(d)           Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and to receive answers thereto concerning the Company and the transactions contemplated herein.  Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein.  The Purchaser understands that its investment in the Securities involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

Without limiting the generality of the foregoing, Purchaser acknowledges that the Company is a start-up corporation without mature revenue and without earnings.  The Company’s product(s) that are being designed, manufactured, marketed, field trialed, and otherwise tested are a new form of vehicle that is being introduced into the marketplace.  As such, certain unknown factors are present within the testing and long-term reliability of the product(s).  As certain material defects arise, the Company has fixed or re-engineered the issues(s) and is presently on course to launch batch manufacturing.  Future defects may occur.  The Purchaser acknowledges that they are experienced investors with start-up ventures and therefore understand and are willing to accept this speculative risk of investment.

(e)           Investment Experience.  The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)           No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Resale.  The Purchaser understands that except as provided in the Investor Rights Agreement:  (i) the Securities have not been and will not be registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Purchaser further understands that the Securities will be subject to restrictions on transfer under applicable Canadian securities laws.

SECURITIES PURCHASE AGREEMENT

(h)           Legends.  The Purchaser understands that the certificates or other instruments representing the Note and the Warrant and, until such time as the resale of the Warrant Shares have been registered under the 1933 Act as contemplated by the Investor Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend required by the “blue sky” laws of any state and the laws of the Province of Alberta, Canada, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY

SECURITIES PURCHASE AGREEMENT

(i)           Validity; Enforcement.  This Agreement and the Investor Rights Agreement to which Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)           Residency; Organization.  The Purchaser is a resident of Alberta, Canada and the Purchaser is a validly existing corporation and has all requisite corporate power and authority to invest in the Securities pursuant to this Agreement.

(k)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein), any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that:

(a)         Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are each an entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the authority or ability of the Company to complete the transactions contemplated hereby, by the other Transaction Documents (as defined herein) or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) the authority or ability of the Company to perform its obligations under this Agreement and the other Transaction Documents.  The Company has no Subsidiaries except T3 Motion Europe Limited.

SECURITIES PURCHASE AGREEMENT

(b)         Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Note, the Investor Rights Agreement, the Warrant, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, the Note and the Warrant, the reservation for issuance and issuance of 100% of the Warrant Shares upon exercise of the Warrant have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders, except for post-closing securities filings or notifications required to be made under federal, state or provincial securities laws.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         Issuance of Securities.  The issuance of the Securities has been duly authorized and will be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals at least 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrant.  Upon issuance of the Common Shares, the Note and the Warrant against payment of the Purchase Price, and upon the issuance of the Warrant Shares upon due exercise of the Warrant and the payment of the applicable exercise price therefor, the Common Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders of the Common Shares and Warrant Shares being entitled to all rights accorded to a holder of Common Stock.  Each Common Share is entitled to one (1) vote at meetings of holders of Common Stock.

(d)         No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Note and the Warrant, and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) for any such conflicts, violations or defaults which can reasonably be expected to have no Material Adverse Effect.

SECURITIES PURCHASE AGREEMENT

(e)         Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents, in each case in accordance with the terms hereof or thereof, except for post-closing securities filings or notifications to be made under federal, state or provincial securities laws.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except for the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Investor Rights Agreement and except for the filing with the SEC of a Form D and with the Alberta Securities Commission of a Form 45-106F1 with respect to the issuance of the Securities.  The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)         No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its “Affiliates” (as such term is defined in Rule 405 under the 1933 Act), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(g)         Private Placement; No Integrated Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 2 of this Agreement, the offer and sale by the Company of the Securities in conformity with the terms of this Agreement constitute transactions that are exempt from registration under the 1933 Act.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(h)         Use of Proceeds.  The net proceeds of the sale of the Common Shares, the Note and the Warrant hereunder shall be used by the Company for working capital and general corporate purposes, provided that at least $1,000,000 of such net proceeds shall be used to purchase from the Purchaser non-recurring engineering to be provided by the Purchaser.

SECURITIES PURCHASE AGREEMENT

(i)         Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of, or is in default under, its Certificate of Incorporation or other organization document, or its Bylaws.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation that are necessary or applicable to the operation of the Company or its Subsidiaries as currently and proposed to be conducted and neither the Company nor any of its Subsidiaries will conduct its business in violation of the foregoing statutes, ordinances, rules and regulations, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has, to its knowledge, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby, except for any violation of or default under any laws, regulations or orders which will not have a Material Adverse Effect.  The Company is not, or with the passing of time or the giving of notice would not be, in breach of, or default under, any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound which breach or default would have a Material Adverse Effect or, as far as the Company may now foresee, in the future is reasonably likely to have a Material Adverse Effect. To the Company’s knowledge, there is no provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company that has a Material Adverse Effect or, as far as the Company may now foresee, in the future is reasonably likely to have a Material Adverse Effect.

(j)         Transactions With Affiliates.  None of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(k)         Equity Capitalization.  (i)  As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, 37,279,833 are issued and outstanding and (ii) no shares of preferred stock.  All of such outstanding shares have been validly issued and are fully paid and nonassessable and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, and were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  None of the Company’s or the Subsidiaries’ share capital is subject to pre-emptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary.  Except with respect to the Warrant and employee and service provider options to purchase 5,414,000 shares of Common Stock, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries.  There are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound. There are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries.  There are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act (except the Investor Rights Agreement).

SECURITIES PURCHASE AGREEMENT

(ii)  The issuance and sale of the Common Shares, Note and Warrant hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(iii)  The Company has furnished to the Purchaser true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(l)         Indebtedness and Other Contracts.  The Company (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which has or could reasonably be expected to have a Material Adverse Effect.

For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by the Note, bonds, notes or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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(m)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries, any of the Company’s or its Subsidiaries’ officers or directors or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(n)         Employee Relations.  (i)  The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii)  (a)  There are no labor disputes existing, or to the Company's knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (b) there are no unfair labor practices or petitions for election pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any other foreign, federal, state or local labor commission relating to the Company's employees, (c) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (d) to the Company's best knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(o)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property, whether tangible or intangible, owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities and personal property held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.  The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

SECURITIES PURCHASE AGREEMENT

(p)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all trademarks, trademark applications, service marks, trade names, copyrights, licenses and other intellectual property rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the use of the Intellectual Property Rights by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, (i) use of the Intellectual Property Rights by the Company or any Subsidiary does not violate or infringe upon the rights of any Person, and (ii) no third Party is infringing upon the Intellectual Property Rights of the Company or any Subsidiary.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable.

(q)           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

(r)           Insurance.  The Company maintains insurance covering its properties and business adequate and customary for the type and scope of the Company’s properties and business. The Company is not in default with respect to payment of premiums on any such policy of insurance and no claim is pending under any such policy.

(s)           Dividends.  The Company has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock.

SECURITIES PURCHASE AGREEMENT

(t)           Books and Records.  The minute books of the Company completely and accurately reflect all material information relating to the meetings and other corporate actions of the Company’s stockholders and the Company’s Board of Directors and any committees thereof.  The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

(u)           Disclosures.  The Company has provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Common Shares, Note and Warrant.  The Company has provided the Purchaser with all material information about the Company and its operations that the Company believes is reasonably necessary to enable the Purchaser to decide whether to purchase the Common Shares, Note and Warrant, other than such information relating to matters which are not reasonably likely to have a Material Adverse Effect.  Neither this Agreement (including all schedules and exhibits hereto), nor the other Transaction Documents (including all exhibits, annexes and schedules thereto), nor any report, certificate or instrument furnished to the Purchaser or its counsel in connection with the transactions contemplated by this Agreement when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

(v)           Brokers.  The Company agrees to indemnify and save the Purchaser harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any agreement, statement or representation alleged to have been made by the Company.

(w)           Material Contracts and Obligations. Except as contemplated by this Agreement, the Company is not a party to any material agreement or commitment of any nature, including without limitation (a) any agreement that requires future expenditures by the Company in excess of $100,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, or distributor or sales representative agreement except a stock incentive plan for 7,450,000 shares under which 5,414,000 options have been granted, (c) any agreement with any stockholder, officer, director or Affiliate of the Company or any of their respective immediate family members, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person (to the Company’s knowledge, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is Affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own securities of publicly traded companies (not to exceed two percent (2%) of such companies’ capital stock) that may compete with the Company), (d) any agreement relating to the intellectual property or the Company, or (e) agreements restricting or affecting the development, manufacture or distribution of the Company’s products or services.

SECURITIES PURCHASE AGREEMENT

4.      COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)         Form D and Blue Sky; Form 45-106F1.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States and Canada following the Closing Date.

Without limiting the generality of the foregoing, the Company agrees to file a Form 45-106F1 with the Alberta Securities Commission as required by National Instrument 45-106 – Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators on or before the 10th day after the Closing Date, together with the requisite fee payable to the Alberta Securities Commission.

(c)         Fees.  Except as contemplated by the Investor Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities.

(d)         Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(e)         Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

(f)         Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the Warrant Shares issuable upon the due exercise of the Warrant in accordance with its terms.

(g)         Dividends.  Until such time as the Company has completed an initial public offering of its stock or has a class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, no dividend or distribution may be declared or paid to holders of Common Stock unless approved by a majority of the Board of Directors and by the holders of a majority of the shares of Common Stock of the Company outstanding on the date of approval.

SECURITIES PURCHASE AGREEMENT

(h)         Agreement in Connection with Public Offering.  The Purchaser agrees, in connection with any underwritten public offering of the Company’s securities pursuant to a registration statement under the 1933 Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Purchaser (other than any shares included in the offering) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, however, that Purchaser shall not be so obligated (under either clause (i) or (ii)) in connection with any such offering unless all officers, directors and 10% stockholders of the Company undertake similar, and not less onerous, obligations in connection with the same offering.

5.      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares, the Note and the Warrant to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(i)           The Purchaser shall have executed this Agreement and each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Purchaser shall have delivered to the Company, the Purchase Price by wire transfer of immediately available funds.

(iii)           The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

6.      CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of the Purchaser hereunder to purchase the Common Shares, the Note and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have executed and delivered to the Purchaser (A) this Agreement and each of the other Transaction Documents, (B) the Note, and (C) the Warrant (in such amounts as the Purchaser shall request) being purchased by the Purchaser at the Closing pursuant to this Agreement.

SECURITIES PURCHASE AGREEMENT

(ii)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary or appropriate for the sale of the Securities, and the same shall be effective as of the Closing Date, except for post-closing securities filings or notifications required to be made under federal, state or provincial securities laws.

(iv)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents.

(v)           The results of the Purchaser’s due diligence investigations shall have been satisfactory to the Purchaser.

7.      TERMINATION.  In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.      MISCELLANEOUS.

(a)         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

SECURITIES PURCHASE AGREEMENT

(b)         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)         Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)         Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)         Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

(f)         Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

T3 Motion, Inc.
2990 Airway Ave.
Costa Mesa, California 92626
Telephone:(714) 619-3600
Facsimile:(714) 619-3616
Attention:Chief Executive Officer

SECURITIES PURCHASE AGREEMENT

With a copy to:

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Telephone:(310) 208-1182
Facsimile:(310) 208-1154
Attention: Kevin Leung, Esq.

If to a Purchaser or Purchaser:

Immersive Media Corp.
2407 SE 10th Avenue
Portland, Oregon 97214
Telephone: (503) 231-2656
Facsimile: (503) 231-2655
Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Dorsey & Whitney LLP
Suite 1605, 777 Dunsmuir Street
Vancouver, B.C.  V7Y 1K4
Canada
Telephone: (604) 630-5199
Facsimile: (604) 687-8504
Attention: Daniel M. Miller, Esq.

And a copy (for informational purposes only) to:

Burnet, Duckworth & Palmer LLP
Suite 1400, 350 – 7th Avenue S.W.
Calgary, Alberta  T2P 3N9
Canada
Telephone: (403) 260-0116
Facsimile: (403) 260-0330
Attention: Jeffrey T. Oke, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

SECURITIES PURCHASE AGREEMENT

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h)         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)         Survival.  The representations and warranties of the Company and the Purchaser contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing.

(j)         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)         Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchaser without the prior consent of the Company (in the case of a release or announcement by the Purchaser) or the Purchaser (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchaser, as the case may be, shall allow the Purchaser or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  All such releases shall comply with applicable “safe harbor” requirements of the 1933 Act.  For certainty, the Company acknowledges that the Purchaser is required by Canadian securities laws to issue a news release promptly following the Closing, and the Company hereby consents to such release substantially in the form attached hereto as Exhibit E.

[Signature Page Follows]

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Company:
T3 MOTION, INC.
By:	/s/
Ki Nam
Chief Executive Officer

IMMERSIVE MEDIA CORP.

By:	/s/
Name
Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Accredited Investor Definition
Exhibit D	Form of News Release

SECURITIES PURCHASE AGREEMENT

EXHIBIT D

An “accredited investor”, as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended, includes any person who comes within any of the following categories at the time of the sale of the securities to that person:

Category 1.	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or
Category 4.	An insurance company as defined in Section 2(13) of the 1933 Act; or
Category 5.	An investment company registered under the United States Investment Company Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or
Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

Category 12.	Any director or executive officer of the Corporation; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S. $1,000,000; or
Category 14.
A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

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